Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230678

Prospectus Supplement (to Prospectus dated April 1, 2019)

Up to $25,000,000 of Shares of Common Stock

plus 726,382 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $25,000,000 of shares of our common stock that we may direct Lincoln Park Capital Fund, LLC (“Lincoln Park”) to purchase from time to time under a Purchase Agreement that we entered into with Lincoln Park on March 19, 2020, and 726,382 shares of common stock being issued to Lincoln Park as a commitment fee as consideration for entering into the Purchase Agreement.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UMRX.” The last reported sale price of our common stock on the Nasdaq Global Select Market on March 18, 2020 was $0.33 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 20, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus”, we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference” and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference”.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference herein or therein, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We are not making offers to sell shares of our common stock or soliciting offers to purchase shares of our common stock in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement or the accompanying prospectus to “us”, “our”, “Unum”, “Unum Therapeutics”, “we”, the “Company” and similar designations refer, collectively, to Unum Therapeutics Inc., a Delaware corporation, and its wholly owned subsidiary.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.unumrx.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-38443) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus supplement and the termination of this offering:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 28, 2019;

•

The portions of our Definitive Proxy Statement on Schedule 14A , filed with the SEC on April 30, 2019, incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  13, 2019, August  12, 2019 and November 12, 2019, respectively;

•

Current Reports on Form  8-K filed on January 3, 2019, January 7, 2019 (but excluding Item 7.01), January  23, 2019, June 14, 2019, June  18, 2019, June 25, 2019, July  2, 2019, July 25, 2019, July  29, 2019, August 5, 2019, November  4, 2019, November 5, 2019; December  9, 2019, January  6, 2020, January  17, 2020, January 29, 2020, March  2, 2020, March  9, 2020, March 10, 2020, March  16, 2020, and March 20, 2020; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on March 26, 2018, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Unum Therapeutics Inc.

200 Cambridge Park Drive, Suite 3100

Cambridge, Massachusetts 02140

Phone: (617) 945-5576

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “seek”, “should”, “target”, “will”, “would” or the negative of these words or other comparable terminology, although not all forward-looking statements contain these identifying words. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•	conditions and events that raise substantial doubt about our ability to continue as a going concern;

•	the effects of our recently-initiated restructuring, including a substantial reduction in our workforce to reduce our operating costs;

•

the potential impacts of raising additional capital, including dilution to our existing stockholders, restrictions our operations or requirements that we relinquish rights to our technologies or product candidates;

•

business interruptions resulting from the coronavirus disease (COVID-19) outbreak or similar public health crises, which could cause a disruption of the development of our product candidates and adversely impact our business;

•	our ability to regain compliance with Nasdaq listing requirements;

•	the success, cost, and timing of our product development activities and clinical trials;

•	the timing of our planned IND submission to the FDA for our product candidate BOXR1030;

•

our ability to obtain and maintain regulatory approval for our BOXR product candidates and any other product candidates we may develop, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•	the potential for our identified research priorities to advance our BOXR platform;

•	the ability to license additional intellectual property relating to our product candidates from third-parties and to comply with our existing license agreements and collaboration agreements;

•	the ability and willingness of our third-party research institution collaborators to continue research and development activities relating to our product candidates;

•	our ability to commercialize our products in light of the intellectual property rights of others;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

•	the scalability and commercial viability of our manufacturing methods and processes;

•	the commercialization of our product candidates, if approved;

•	our plans to research, develop, and commercialize our product candidates;

•	our ability to attract collaborators with development, regulatory, and commercialization expertise;

•	future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates;

•	the pricing and reimbursement of our product candidates, if approved;

•	regulatory developments in the United States and foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•	our use of the proceeds from the initial public offering and the concurrent private placement; and

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make or enter into.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain estimates, projections and other information concerning our industry, our business and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein or therein. This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-13 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

We are a biopharmaceutical company focused on developing curative cell therapies for solid tumors. Our novel proprietary technology includes our Bolt-On Chimeric Receptor (BOXR) platform, designed to discover “bolt-on” transgenes to improve the functionality of engineered T cells and overcome resistance of the solid tumor microenvironment (TME) to T cell attack. We have also developed product candidates using our novel proprietary technology, Antibody-Coupled T cell Receptor (ACTR), an autologous engineered T-cell investigational therapy that is designed to combine the cell-killing ability of T cells and the tumor-targeting ability of co-administered antibodies to exert potent antitumor immune responses.

On March 2, 2020, we announced plans to prioritize resources towards advancing our preclinical program, BOXR1030, for the treatment of solid tumor cancers along with plans to reduce our current workforce by 43 employees (approximately 60 percent) to focus efforts on the BOXR1030 program and BOXR platform. BOXR1030 expresses a glypican-3 (GPC3) targeted chimeric antigen receptor (CAR) and incorporates the novel transgene glutamic-oxaloacetic transaminase 2 (GOT2) to potentially improve T cell function in the TME by enhancing T cell metabolism. Our BOXR platform led to the discovery of the utility of GOT2, a critical enzyme for cell survival, proliferation and differentiation. We have initiated formal preclinical development activities, including preclinical safety testing and GMP process development, to support submitting an investigational new drug (IND) application to the U.S. Food & Drug Administration (FDA) for BOXR1030 in late 2020. We plan to continue to leverage our BOXR discovery platform to create and develop new BOXR product candidates to address a broad range of solid tumor cancers.

As part of the prioritization towards BOXR1030 and BOXR platform, we will be concluding our ACTR707 clinical trials, including the Phase 1 trial (ATTCK-20-03) in combination with rituximab in patients with relapsed or/refractory CD20+ non-Hodgkin lymphoma (r/r NHL) and the Phase 1 trial (ATTCK-34-01) in combination with trastuzumab to treat patients with advanced HER2+ solid tumor cancers. We previously announced plans to conclude our ACTR087 clinical trials, including the Phase 1 trial (ATTCK-17-01) in combination with Seattle Genetics’ SEA-BCMA antibody for r/r multiple myeloma and the Phase 1 trial (ATTCK-20-2) in combination with rituximab in r/r NHL. We anticipate concluding these Phase 1 trials during the remainder of this year and into early 2021.

We are focused on developing curative cell therapies through the use of immuno-oncology, or a patient’s immune system, to treat cancer. We are developing a pipeline of adoptive cell therapies, which are one immuno-oncology approach for cancer treatment. Adoptive cell therapy starts with the isolation of a specific type of immune cells, T cells, from a patient, often followed by genetic modification of these T cells outside the patient’s body. Modified immune cells are then re-introduced into the patient to treat disease. Our vision is to use our BOXR platform and derived product candidates to transform cancer treatment and deliver patient cures in solid tumor cancers, improving upon current therapies.

The use of Chimeric Antigen Receptor T cells (CAR-T) are one type of adoptive cell therapy. While demonstrating efficacy in hematologic cancers, demonstrating safety and efficacy with CAR-T in solid tumor cancers has been more challenging. Severe side effects, such as cytokine release syndrome (CRS) and neurotoxicity, have been observed in some patients and for certain CAR-Ts, on-target, off-tumor effects have led to patient deaths. In addition, solid tumor cells can create a hostile microenvironment by stimulating the production of inhibitory factors, recruiting immune suppressor cells, and exhausting T-cells due to chronic stimulation that can block the body’s immune system, including T cells, from attacking tumor cells. Another way that solid tumors create these harsh microenvironments is by competing for metabolites, essentially starving T cells of critical nutrients and thereby reducing their ability to attack tumor cells. These toxicities and specific solid tumor challenges create a need to develop better cell therapies. We have engineered our BOXR platform technologies, and derived product candidates, to improve the functionality of T cells and more effectively target and kill cancer cells.

Our BOXR platform is designed to discover and incorporate novel “bolt-on” transgenes that help T cells survive longer and perform better in the solid tumor microenvironment. BOXR candidates consist of two main components: 1) a targeting receptor that directs the T cell to attack tumor cells, which may be a traditional CAR receptor, a T-cell receptor, or our ACTR receptor, and 2) a novel “bolt-on” transgene that improves the intrinsic function of the T cell. Once discovered, bolt-on transgenes are designed to be incorporated into several different types of therapeutic T cells, including both ACTR T cells and CAR-T cells, to impart new functionality. We expect to continue to build out our BOXR platform by expanding the scope of biological mechanisms and transgenes in our proprietary BOXR library, enabling BOXR bolt-on applications for a broad range of immune cell therapies, including both autologous and allogeneic approaches, and advancing new BOXR product candidates into the clinic.

Ability to Continue as Going Concern

In connection with the future issuance of our audited financial statements for the fiscal year ended December 31, 2019, management concluded that there is substantial doubt about our ability to continue as a going concern and we expect the report from our independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern. The proceeds of this offering are not expected to alleviate such concern prior to the issuance of our audited financial statements for the fiscal year ended December 31, 2019. For a further discussion, please refer to “Risk Factors—We have incurred net losses in every year since our inception and anticipate that we will continue to incur net losses in the future, and we have identified conditions and events that raise substantial doubt about our ability to continue as a going concern.”

Company Information

We were incorporated in Delaware in March 2014. We completed our initial public offering in April 2018. Our mailing address and executive offices are located at 200 Cambridge Park Drive, Suite 3100, Cambridge, Massachusetts 02140, and our telephone number is (617) 945-5576. We maintain an Internet website at the following address: www.unumrx.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock. Our common stock trades on the Nasdaq Global Select Market under the symbol “UMRX”.

The trademarks, trade names and services marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (JOBS Act). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (SEC). We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We have irrevocably elected to “opt out” of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Common stock being offered	Up to $25,000,000 of shares of our common stock we may sell to Lincoln Park from time to time at our discretion over the next 36 months in accordance with the Purchase Agreement, and 726,382 shares of our common stock issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock as provided in the Purchase Agreement.

Common stock outstanding before the offering	29,888,218 shares, as of March 18, 2020.

Common stock to be outstanding after the offering	36,592,242 shares, after giving effect to (i) the 726,382 shares of our common stock being issued to Lincoln Park as commitment shares and (ii) the assumed sale of 5,251,260 shares at a price of $0.33 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on March 18, 2020. The actual number of shares outstanding after this offering will vary depending on the actual number of shares issued and the sales prices in this offering (which will not be less than $0.10, the floor price in the Purchase Agreement) will vary, but the number of shares issued will not be greater than 5,977,642 representing 19.99% of the 29,888,218 shares of Common Stock outstanding on the date of the Purchase Agreement, unless sold in accordance with Nasdaq Market rules.(1)

Use of proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Select Market symbol	“UMRX”

(1)

Under applicable rules of The Nasdaq Global Select Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock in excess of the Exchange Cap (which is 5,977,642 shares, or 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds the closing price of our common stock on March 18, 2020, plus an incremental amount, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules.

AGREEMENT WITH LINCOLN PARK

On March 19, 2020, we entered into a Purchase Agreement with Lincoln Park (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to $25,000,000 of shares of our common stock.

As consideration for entering into the Purchase Agreement, we issued 726,382 shares of our common stock to Lincoln Park on the date of the signing of the Purchase Agreement, which shares are sometimes referred to as the “commitment shares.”

We are filing this prospectus supplement pursuant to the terms of the Registration Rights Agreement to cover the offer and sale of (i) up to $25,000,000 of shares of our common stock, which we may sell from time to time at our discretion to Lincoln Park over the next 36 months, subject to the conditions and limitations in the Purchase Agreement, and (ii) the 726,382 commitment shares. We will not receive any cash proceeds from the issuance of the commitment shares.

As often as every business day over the 36-month term of the Purchase Agreement on which the closing price of our common stock is at least $0.10 (the “Floor Price”), and up to an aggregate amount of $25,000,000 (subject to certain limitations) of shares of our common stock, we have the right, from time to time, in our sole discretion and subject to certain conditions, to direct Lincoln Park to purchase up to 100,000 shares (the “Regular Purchase Share Limit”) of our common stock (each such purchase, a “Regular Purchase”). The Regular Purchase Share Limit will increase to (a) 200,000 shares, if the closing price of our common stock on the purchase date is not below $1.00, and (b) 250,000 shares, if the closing price of our common stock on the purchase date is not below $4.00. The purchase price for shares of our common stock to be purchased by Lincoln Park under a Regular Purchase will be the equal to lower of:

•	the lowest sale price for our common stock on the purchase date; and

•	the arithmetic average of the three lowest closing sale prices for our common stock during the ten consecutive business days ending on the business day immediately preceding the purchase date.

If we direct Lincoln Park to purchase the maximum number of shares of our common stock we may sell in a Regular Purchase, subject to certain conditions and limitations in the Purchase Agreement, including the closing sale price of our common stock is not below $0.25, we may direct Lincoln Park to make an “accelerated purchase” of additional shares of common stock that may not exceed the lesser of (i) 300% of the number of shares purchased pursuant to the corresponding Regular Purchase and (ii) 30% of the total number of shares of our common stock traded during a specified period on the applicable purchase date as set forth in the Purchase Agreement. The purchase price for such shares will be the lower of:

•	97% of the volume-weighted average price of our common stock over certain periods of the day of sale as set forth in the Purchase Agreement; and

•	the closing sale price for our common stock on the date of sale.

We will control the timing and amount of any sales of our common stock to Lincoln Park. There is no upper limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement, but in no event may we sell shares to Lincoln Park on a day our closing price is less than the Floor Price, and Lincoln Park’s committed obligation under any single Regular Purchase shall not exceed $2,000,000.

Under certain circumstances and in accordance with the Purchase Agreement, provided that we have directed Lincoln Park to make an accelerated purchase, on the following business day we may direct Lincoln Park to make an “additional accelerated purchase” on the following business day on the same terms as applicable to an accelerated purchase. Under certain circumstances, we may also direct Lincoln Park to make multiple accelerated purchases or additional accelerated purchases on the same business day.

The Purchase Agreement does not limit our ability to raise capital from other sources at our sole discretion, except that (subject to certain exceptions) we may not enter into any variable rate transaction (as defined in the Purchase Agreement, including the issuance of any floating conversion rate or variable priced equity-like securities) during the period ending on the earlier of 36 months from the date of the Purchase Agreement and 12 months from the termination of the Purchase Agreement.

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

•	the suspension of our common stock from trading on the Nasdaq Global Select Market for a period of one business day;

•

the delisting of our common stock from the Nasdaq Global Select Market; provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the OTC Markets (or any comparable market);

•

if at any time after the Commencement Date, the Exchange Cap (as defined in the Purchase Agreement) is reached unless and until stockholder approval is obtained pursuant the Purchase Agreement. The Exchange Cap shall be deemed to be reached at such time if, upon delivery to the Investor of a Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company’s obligations under the rules or regulations of the Principal Market;

•

the failure for any reason by the transfer agent to issue the securities offered hereby to Lincoln Park within three business days after the applicable purchase date which Lincoln Park is entitled to receive such securities;

•

any breach of the representations and warranties or covenants contained in the Purchase Agreement or any related agreements with Lincoln Park if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five business days;

•	our participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement; or

•	if at any time we are not eligible to transfer our common stock electronically via the Depository Trust Company’s DWAC program.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that we issue to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold to Lincoln Park over a period of up to 36 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and we may terminate the Purchase Agreement at any time at our discretion without any cost to us.

Under applicable rules of The Nasdaq Global Select Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock in excess of the Exchange Cap (which is 5,977,642 shares, or 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds the closing price of our common stock on March 10, 2020, plus an incremental amount, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park assuming we were to sell all shares of our common stock to Lincoln Park under the Purchase Agreement at varying assumed purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Proceeds from the Sale of Shares to Lincoln Park under the Purchase Agreement (3)
$0.10 (4)	5,251,260	14.6%	$525,126
$0.33 (5)	5,251,260	14.6%	$1,732,916
$1.00	25,000,000	45.0%	$25,000,000
$3.00	8,333,333	21.4%	$25,000,000
$5.00	5,000,000	14.0%	$25,000,000

(1)

Includes the total number of shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column, up to the additional aggregate purchase price of $25,000,000. Excludes the 726,382 commitment shares issued to Lincoln Park as consideration for entering into the Purchase Agreement.

(2)

The denominator is based on 29,888,218 shares outstanding as of March 18, 2020, adjusted to include the issuance of (i) the 726,382 commitment shares, and (ii) the number of shares of common stock which we would have sold and issued to Lincoln Park assuming we were to sell $25,000,000 of shares of our common stock at the average purchase price set forth in the adjacent column. The numerator is based on the number of shares set forth in the adjacent column which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.

(3)

The Purchase Agreement prohibits us from issuing or selling shares of our common stock to Lincoln Park under the Purchase Agreement in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equal or exceed the market value of the Common Stock on the date of the Purchase Agreement as calculated in accordance with the applicable rules of the Nasdaq Global Market.

(4)	The Floor Price set forth in the Purchase Agreement.
(5)	The closing sale price of our common stock on March 18, 2020.

RISK FACTORS

Investing in our common stock involves significant risks. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents that we have incorporated by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 12, 2019, as updated by our subsequent filings under the Exchange Act, before making a decision about investing in our common stock. Such risks and uncertainties and those discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

We have incurred net losses in every year since our inception and anticipate that we will continue to incur net losses in the future, and we have identified conditions and events that raise substantial doubt about our ability to continue as a going concern.

We are a clinical-stage biopharmaceutical company with a limited operating history. Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable. We have no products approved for commercial sale and have not generated any revenue from product sales to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. As a result, we are not profitable and have incurred losses in each period since our inception in March 2014. Our net loss was $31.8 million for the year ended December 31, 2019 (preliminarily unaudited) and $34.5 million for the year ended December 31, 2018. As of December 31, 2019 (preliminarily unaudited), we had an accumulated deficit of $123.9 million.

We believe that our existing cash and cash equivalents of $37.4 million as of December 31, 2019 (preliminarily unaudited) will enable us to fund our operating expenses and capital expenditure requirements into mid-2021. As of December 31, 2019, management has further assessed this risk and, in accordance with the requirements of Accounting Standards Update, or ASU, No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Accounting Standards Codification, or ASC, Subtopic 205-40), or ASC 205-40, based on our recurring losses and cash outflows from operations, since our inception, an expectation of continuing operating losses and cash outflows from operations for the foreseeable future, the removal of revenues generated under the Collaboration Agreement with Seattle Genetics as a result of the termination of that Agreement, we have concluded that there is substantial doubt about our ability to continue as a going concern.

There is no assurance that we will be successful in obtaining benefits from cost saving measures implemented or planned or in obtaining additional financing on terms acceptable to us, if at all, nor is it considered probable under the accounting standards. As such, under the requirements of ASC 205-40, management may not consider the potential for future capital raises or management plans to reduce costs that are not considered probable in their assessment of our ability to meet our obligations. If we are unable to obtain funding, we may be required to delay, reduce or eliminate our product development or future commercialization efforts, or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves, which could adversely affect our business prospects, and we may be unable to continue operations. To finance our operations beyond that point, we will need to raise additional capital, which cannot be assured.

Even if we succeed in commercializing one or more of our product candidates, we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital.

We may expend our limited resources to pursue a particular product candidate or indication, or platform technology, and fail to capitalize on product candidates or indications or platform technology that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we focus on platform technologies, research programs, and product candidates that we identify for specific indications. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on platform technologies, current and future research and development programs, and product candidates for specific indications may not yield any commercially viable programs. If we do not accurately evaluate the commercial potential or target market for a particular product candidate or platform technology, we may relinquish valuable rights to that product candidate or platform technology through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

In addition, we may seek strategic alternatives to prioritize and allocate resources towards the advancement of our preclinical program, BOXR1030, or BOXR platform technology. Potential strategic alternatives that may be explored or evaluated include the potential for capital raising transactions, an acquisition, a reverse merger, business combination, licensing and/or other strategic transaction involving us. Our ability to successfully execute on a strategic alternative is dependent on a number of factors and we may not be able to execute upon a transaction or other strategic alternative upon favorable terms within an advantageous timeframe and recognize significant value for these assets, if at all. Additionally, the negotiation and consummation of a transaction or other strategic alternative may be costly and time-consuming. Our strategic restructuring may not result in anticipated savings or other economic benefits, could result in total costs and expenses that are greater than expected, could make it more difficult to attract and retain qualified personnel and may disrupt our operations, each of which could have a material adverse effect on our business.

The current market price of our common stock may reflect a market assumption that a strategic alternative will occur, and a failure to complete a strategic alternative could result in negative investor perceptions and could cause a decline in the market price of our common stock, which could adversely affect our ability to access the equity and financial markets, as well as our ability to explore and enter into different strategic alternatives. There can be no certainty that any strategic alternative will be completed, be on attractive terms, enhance stockholder value or deliver the anticipated benefits, and successful integration or execution of the strategic alternatives will be subject to additional risks. In addition, potential strategic alternatives that require stockholder approval may not be approved by our stockholders. If we do not successfully consummate a strategic alternative, our board of directors may decide to pursue a dissolution and liquidation of our company. In such an event, the amount of cash available for distribution to our stockholders will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

Business interruptions resulting from the coronavirus disease (COVID-19) outbreak or similar public health crises could cause a disruption of the development of our product candidates and adversely impact our business.

Public health crises such as pandemics or similar outbreaks could adversely impact our business. In December 2019, a novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes coronavirus disease, or COVID-19, was reported to have surfaced in Wuhan,

China and has reached multiple other regions and countries, including the United States and more specifically, Cambridge, Massachusetts where our primary office is located. The coronavirus pandemic is evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures. Global health concerns, such as coronavirus, could result in social, economic and labor instability in the countries in which we or the third parties with whom we engage operate. The extent to which the coronavirus impacts our operations, those of our third party partners, or those of the FDA, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions, but if we or any of the third parties with whom we engage, including the suppliers, clinical trial sites, regulators and other third parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. It is also possible that global health concerns such as this one could disproportionately impact the hospitals and clinical sites, as well as recruitment and retention, in a region or city whose health care system becomes overwhelmed due to the illness.

Some factors from the coronavirus outbreak that may delay or otherwise adversely affect enrollment our business generally, include:

•

the potential diversion of healthcare resources away from the conduct of clinical trials to focus on pandemic concerns, including the attention of physicians serving as our clinical trial investigators, hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•

limitations on travel that could interrupt key trial activities, such as clinical trial site initiations and monitoring, domestic and international travel by employees, contractors or patients to clinical trial sites, including any government-imposed travel restrictions or quarantines that may impact the ability or willingness of patients, employees or contractors to travel to our clinical trial sites or secure visas or entry permissions, any of which could delay or adversely impact the conduct or progress of our clinical trials;

•

interruption in global shipping affecting the supply of research and development materials, the transport of clinical trial materials, such as patient samples, investigational drug product and conditioning drugs and other supplies used in our clinical trials; and

•

business disruptions caused by potential workplace, laboratory and office closures and an increased reliance on employees working from home, disruptions to or delays in ongoing laboratory experiments and operations, staffing shortages, travel limitations or mass transit disruptions, any of which could adversely impact our business operations or delay necessary interactions with local regulators, ethics committees and other important agencies and contractors.

These and other factors arising from the coronavirus could worsen in countries that are already afflicted with the coronavirus or could continue to spread to additional countries, each of which could further adversely impact our ability to continue our research and development efforts with respect to our preclinical assets, to conduct clinical trials, to file INDs and our business generally, and could have a material adverse impact on our operations and financial condition and results.

Risks Related to Our Common Stock and this Offering

The price of our common stock historically has been and may in the future be volatile and fluctuate substantially, which may affect the price at which you could sell the common stock.

Our stock price has been, and in the future may be, subject to substantial volatility. In addition, the stock market in general, and Nasdaq-listed and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. For example, our stock traded within a range of a high price of $17.66 and a low price of $0.30 per share for the period beginning on March 29, 2018, our first day of trading on the Nasdaq Global Select Market, through March 18, 2020. As a result of this volatility, our stockholders could incur substantial losses. In addition, the market price for our common stock may be influenced by many factors, including:

•	the introduction of new products, services or technologies by our competitors;

•	adverse results or delays in preclinical studies or clinical trials;

•	results of clinical trials of our product candidates or those of our competitors;

•	regulatory or legal developments in the United States and other countries;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key personnel;

•	the level of expenses related to any of our product candidates or clinical development programs;

•	the results of our efforts to discover, develop, acquire or in-license additional product candidates;

•	failure by us to maintain our existing strategic collaborations or enter into new collaborations;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	general economic, industry and market conditions; and

•	the other factors described in this “Risk Factors” section.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

On December 31, 2019, we received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying us that, for the last 30 consecutive business days, our common stock had not maintained a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”) pursuant to Nasdaq Listing Rule 5450(a)(1). The Nasdaq letter does not result in the immediate delisting of our common stock from The Nasdaq Global Select Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), we have been provided an initial period of 180 calendar days, or until June 29, 2020 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. If, at any time during this 180-day period, the closing bid price for our common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, as required under the Compliance Period Rule, the Staff will provide written notification to us that it complies with the Minimum Bid Price Requirement and the common stock will continue to be eligible for listing on The Nasdaq Global Select Market.

If we do not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, then, under Nasdaq Listing Rule 5810(c)(3)(A)(i), we may transfer to The Nasdaq Capital Market, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the Minimum Bid Price Requirement, and we would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period. Following a transfer to The Nasdaq Capital Market, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), we may be eligible for an additional 180 calendar day compliance period.

If we are not eligible for the additional compliance period or it appears to the Staff that we will not be able to cure the deficiency or if the Staff exercises its discretion to not provide such additional compliance period, the Staff will provide written notice to us that our common stock will be subject to delisting. At that time, we may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). We expect that our stock would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

We intend to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement, transfer to The Nasdaq Capital Market, secure a second period of 180 days to regain compliance, or maintain compliance with any of the other Nasdaq continued listing requirements.

We have broad discretion in how we use the proceeds of this offering, as well as our existing cash, cash equivalents and investments, and may not use them effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash, cash equivalents and investments, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our executive officers, directors, principal stockholders and their affiliates maintain the ability to exercise significant influence over our company and all matters submitted to stockholders for approval.

The holdings of our executive officers, directors and stockholders who own more than 5% of our outstanding common stock, together with their affiliates and related persons, represent beneficial ownership, in the aggregate, of approximately 57% of our common stock, based on the number of shares of our common stock outstanding as of March 18, 2020. As a result, if these stockholders were to choose to act together, they would be able to influence our management and affairs and the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

In addition, this concentration of ownership might adversely affect the market price of our common stock by:

•	delaying, deferring or preventing a change of control of us;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

If we sell shares of our common stock under the Purchase Agreement, our stockholders will experience immediate dilution and, as a result, our stock price may go down.

Pursuant to the Purchase Agreement, we may sell up to $25,000,000 of shares of our common stock over a 36-month period at our discretion and subject to certain limitations, and, as consideration for Lincoln Park’s entering into the Purchase Agreement, we agreed to issue to Lincoln Park an aggregate of up to 726,382 commitment shares. For additional details, please refer to “Agreement with Lincoln Park” in this prospectus supplement.

The sale of shares of our common stock pursuant to the Purchase Agreement will have a dilutive impact on our existing stockholders. The number of shares ultimately offered for sale by Lincoln Park under this prospectus supplement is dependent upon the number of shares we elect to sell to Lincoln Park under the Purchase Agreement. Lincoln Park may ultimately purchase all, some or none of the $25,000,000 of shares of common stock that, together with the commitment shares, are the subject of this prospectus supplement.

Lincoln Park may resell all, some or none of the shares we issue to it under the Purchase Agreement. Sales by Lincoln Park of shares acquired pursuant to the Purchase Agreement could cause the market price of our common stock to decline, which decline could be significant. The sale of a substantial number of shares of our common stock by Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 30, 2019, 30,663,054 shares of our common stock were outstanding, excluding options to purchase 4,663,264 shares of our common stock, of which 1,945,794 were exercisable as of that date. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Certain holders of shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. See “Description of Capital Stock — Registration Rights” in the accompanying prospectus. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $24.9 million from this offering, assuming the sale of the full $25 million of shares of our common stock, after deducting estimated offering expenses payable by us. The number of shares sold to Lincoln Park under this prospectus supplement and the net proceeds therefrom is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement in our sole discretion subject to the terms of the Purchase Agreement.

We intend to use the net proceeds from this offering, plus, if needed, existing cash, cash equivalents and investments, for working capital and general corporate purposes.

As of September 30, 2019, we had cash and cash equivalents of $45.9 million, which we believe, after our restructuring we announced on March 2, 2020, will fund the company into mid-2021. In accordance with the requirements of ASC 205-40, management has determined that there is substantial doubt about our ability to continue as a going concern as detailed in the Risk Factors.

Based on our current plans, we believe our cash, cash equivalents and investments, together with the net proceeds to us from this offering, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into 2022.

The amounts and timing of our use of the remaining net proceeds from this offering will depend on a number of factors, such as the timing and plans for initiation of our planned clinical trials, the progress of our research and development, the status of and results from non-clinical studies or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates or strategic opportunities that become available to us, and any unforeseen cash needs. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and the greater dilution our existing stockholders will experience.

As of September 30, 2019, we had net tangible book value of approximately $23.0 million, or $0.75 per share of our common stock, based upon 30,663,054 shares of our common stock outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (a) the assumed sale of an aggregate of 5,251,260 shares of our common stock at a price of $0.33, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on March 18, 2020, for an aggregate gross proceeds of approximately $1.7 million, and (b) the issuance of 726,382 shares to Lincoln Park as consideration for Lincoln Park’s commitment to purchase shares, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $24.6 million, or approximately $0.67 per share of common stock. This represents an immediate decrease in as adjusted net tangible book value of $0.08 per share to our existing stockholders and an immediate increase of $0.34 per share to new investors participating in this offering at the assumed public offering price of $0.33 per share, as illustrated by the following table:

Average public offering price per share		$0.33
Historical net tangible book value per share as of September 30, 2019	$0.75
(Decrease) in net tangible book value per share attributable to new investors	$(0.08)

As adjusted net tangible book value per share as of September 30, 2019 after this offering		$0.67

Increase per share to new investors		$0.34

The foregoing table and discussion is based on 30,663,054 shares of common stock outstanding as of September 30, 2019, and excludes:

•	1,945,794 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2019, at a weighted average exercise price of $5.10 per share;

•	2,372,248 shares of common stock reserved for future issuance under the 2018 Plan as of September 30, 2019; and

•	614,580 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan as of September 30, 2019.

To the extent that any options are vested and exercised or any restricted stock units are vested and settled, new options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid dividends on our capital stock. We do not anticipate paying any dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $25,000,000 in shares of our common stock, as well as up to 726,382 shares of common stock as commitment shares, that have been or may be issued by us directly to Lincoln Park under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, we may direct Lincoln Park to purchase an aggregate of up to $25,000,000 of shares of our common stock over the 36-month term of the Purchase Agreement. The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any trading day that the closing price of our common stock is at least the Floor Price, at our sole discretion, we may require Lincoln Park to purchase up to 100,000 shares of our common stock , which may will increase to (a) 200,000 shares, if the closing price of our common stock on the purchase date is not below $1.00, and (b) 250,000 shares, if the closing price of our common stock on the purchase date is not below $4.00, subject to a maximum of $2,000,000 per purchase. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion when closing sale price of our common stock is not below $0.25, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See the section entitled “Lincoln Park Transaction” above.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Global Select Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus supplement to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park or on any earlier date we provide notice of termination to Lincoln Park.

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. Our common stock is listed on the Nasdaq Global Select Market under the symbol “UMRX.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an emphasis of matter relating to the Company’s requirement for additional financing to fund future operations as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may issue, in one or more series or classes, up to $150,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “UMRX.” The last reported sale price of our common stock on The Nasdaq Global Select Market on March 29, 2019 was $4.39 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 1, 2019

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “Unum,” “company,” “we,” “us,” and “our” in this prospectus to refer to Unum Therapeutics Inc. and, where appropriate, our subsidiary.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our subsequent annual, quarterly and other reports and documents that we file with the SEC that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the success, cost, and timing of our product development activities and clinical trials;

•

our ability to obtain and maintain regulatory approval for our ACTR087 and ACTR707 product candidates and any other product candidates we may develop, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•	the potential for our identified research priorities to advance our ACTR and BOXR platform;

•	the ability to license additional intellectual property relating to our product candidates from third-parties and to comply with our existing license agreements and collaboration agreements;

•	the ability and willingness of our third-party research institution collaborators to continue research and development activities relating to our product candidates;

•	our ability to commercialize our products in light of the intellectual property rights of others;

•	our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates;

•	the scalability and commercial viability of our manufacturing methods and processes;

•	the commercialization of our product candidates, if approved;

•	our plans to research, develop, and commercialize our product candidates;

•	the potential benefits of our existing collaboration with Seattle Genetics and our ability to attract other collaborators with development, regulatory, and commercialization expertise;

•	future agreements with third parties in connection with the commercialization of our product candidates and any other approved product;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	the rate and degree of market acceptance of our product candidates;

•	the pricing and reimbursement of our product candidates, if approved;

•	regulatory developments in the United States and foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•	our use of the proceeds from the initial public offering and the concurrent private placement; and

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates.

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, or incorporated by reference into this prospectus. It might not contain all the information that is important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus or incorporated by reference into this prospectus, before making an investment decision.

Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immunotherapy products designed to harness the power of a patient’s immune system to cure cancer. Our proprietary technologies include a universal, engineered cell therapy, referred to as Antibody-Coupled T cell Receptor (ACTR), that is intended to be used in combination with a wide range of tumor-specific antibodies to target different tumor types. In addition, we have developed a second novel technology, Bolt-On Chimeric Receptor (BOXR), for improving T cell functionality in solid tumor cancer applications by overcoming immunosuppressive tumor microenvironments. BOXR T cells may be directed to attack tumor cells using a variety of targeting strategies and our efforts to date have demonstrated activity using either ACTR or scFv-based CAR receptors. Our vision is to use our ACTR and BOXR product candidates to transform cancer treatment and deliver patient cures in many different hematologic and solid tumor cancers, improving upon current therapies.

We have a broad product pipeline that includes five programs. Four clinical-stage programs are based on the ACTR platform, composed of either ACTR087 or ACTR707 T cells co-administered with approved and investigational antibodies. ACTR087 is our original ACTR construct, comprising the ectodomain of CD16, the costimulatory domain of 4-1BB, and the signaling domain of CD3-zeta. ACTR707 is a modified ACTR construct selected for improved performance across a number of dimensions, including increased proliferation, cytokine secretion, and persistence in a repeat stimulation test. ACTR707 differs from ACTR087 in terms of its costimulatory domain (CD28) and other structural components. Our most advanced programs are comprised of ACTR087 or ACTR707 used in combination with rituximab to treat adult patients with relapsed or refractory CD20+ non-Hodgkin lymphoma (r/r NHL). These combinations are being tested in two ongoing, multi-center, open-label Phase I clinical trials called ATTCK-20-2 and ATTCK-20-03.

We completed patient enrollment and dosing of ACTR707 in combination with rituximab in the first two dose levels of the ATTCK-20-03 trial and presented preliminary data from these dose levels at the Sixtieth annual American Society of Hematology (ASH) meeting in December 2018 (2018 ASH Meeting). We have subsequently completed enrollment of patients in the third dose level of this trial and initiated enrollment at the fourth dose level. In 2019, we expect to define a recommended phase II dose (RP2D) based upon analysis of the cohorts tested during the dose escalation phase of the trial and to initiate a cohort expansion at the preliminary RP2D in the second half of 2019.

In the fourth quarter of 2017, we completed patient enrollment and dosing of ACTR087 in combination with rituximab in the dose escalation phase of the ATTCK-20-2 trial, and in the second quarter of 2018 we initiated the cohort expansion phase of the trial using an optimized dose of ACTR087. We completed enrollment in the cohort expansion phase of the ATTCK-20-2 study in the first quarter of 2019. Preliminary data from the dose escalation phase of the ATTCK-20-2 trial were presented on December 2017 at the Fifty-Ninth annual ASH meeting (2017 ASH Meeting). In both Phase I trials, we believe that we have demonstrated clinical proof of concept, as evidenced by ACTR T cell expansion and persistence, a favorable tolerability profile at defined dose levels, and anti-tumor activity. Based on emerging clinical data from the Phase I ATTCK-20-03 trial, the continuing progress in that trial, and our desire to efficiently manage resources, we have selected ACTR707 used in combination with rituximab to be the lead lymphoma program for advancement to further clinical development. We plan to report data on all enrolled patients in the ATTCK-20-2 trial at the end of 2019.

Our third program, ACTR087 used in combination with SEA-BCMA, is the first program resulting from our strategic collaboration with Seattle Genetics, Inc. (Seattle Genetics). We are currently enrolling and dosing adult patients with r/r multiple myeloma in a Phase I multi-center trial, ATTCK-17-01. We reported initial data from the first three cohorts of this trial at the 2018 ASH Meeting. We are currently enrolling and dosing patients in the fourth cohort and expect to continue dose escalation during 2019 and to report data from multiple dose cohorts in the second half of 2019.

Our fourth program is ACTR707 used in combination with trastuzumab. We have an active IND to evaluate ACTR707 used in combination with trastuzumab as a potential treatment for advanced HER2+ solid tumor cancers, and in December 2018 we initiated a Phase I multi-center trial called ATTCK-34-01 testing this regimen in patients with HER2+ solid tumor cancers. We plan to enroll patients into this dose escalation trial throughout 2019 and to report initial clinical data from the ongoing dose escalation trial at the end of 2019.

Our fifth program is derived from our BOXR platform and is designated BOXR1030. BOXR1030 is comprised of a GPC3 CAR T cell therapy that includes an undisclosed bolt-on transgene expected to improve T cell metabolism and, preserve functionality in the environment of highly glycolytic tumors. We have initiated formal preclinical development activities, including safety testing and GMP process development, to prepare for future clinical testing and plan to present additional information regarding BOXR1030 in the second half of 2019.

In the longer term, we aim to leverage our ACTR and BOXR platforms to develop a broad range of programs to address many different hematologic and solid tumor cancers.

Immuno-oncology, the use of a patient’s immune system to treat cancer, is one of the most actively pursued areas of research in drug discovery and development. Adoptive cell therapies are one immuno-oncology approach for cancer treatment. Adoptive cell therapy starts with the isolation of immune cells from a patient, often followed by genetic modification of these cells outside the patient’s body. Modified immune cells are then re-introduced into the patient to treat disease. Chimeric antigen receptor (CAR)-T cells are one type of adoptive cell therapy. While the efficacy of CAR-T cells in hematologic cancers has been impressive, limited clinical data have been reported on their use in solid tumor cancers and the results have been much less encouraging than in the hematologic cancer setting. Severe side effects, such as cytokine release syndrome (CRS) and neurotoxicity, have been observed in some patients. For certain CAR-Ts, on-target, off-tumor effects have led to patient deaths. These toxicities and specific solid tumor challenges create a need to better control the activity of these therapies.

Our ACTR product candidates use patient-derived T cells, which are genetically modified to express the ACTR protein and co-administered with a tumor-specific antibody. ACTR is a chimeric protein which combines components from proteins normally found on both T cells and natural killer cells, two types of human immune cells. The natural killer cell component enables binding to tumor cell-bound antibodies and the T cell component enables potent cytotoxicity, proliferation, and persistence. Tumor-targeting antibodies administered with ACTR T cells bind to the surface of the tumor cell and, in effect, label it for ACTR T cell attack. When an ACTR T cell encounters a tumor cell bound with antibodies, it binds to those antibodies and kills the tumor cell through a process known as antibody-dependent cellular cytotoxicity (ADCC), a function not normally observed with T cells. No special modification of the tumor-specific antibody is required in order for ADCC to take place.

ACTR T cells can be directed to a wide range of different cancer cell antigens through the co-administration of antigen-specific antibodies. Thus, we believe an ACTR T cell can be used in many different cancer types. Preclinical data from in vivo testing show that ACTR T cell-mediated tumor killing activity may be adjusted by modulating the dose of the targeting antibodies. This ability to adjust ACTR T cell activity could make it possible to define an optimal dose through clinical testing to maximize tumor-killing activity and minimize toxicity.

Building beyond our ACTR programs, we have explored ways that we can broadly improve the fitness and functionality of T cell therapies, enabling them to be more effective, especially in solid tumors. A key hallmark of solid tumors is that they create an environment that actively blocks T cell attack through the presence of certain cell types, protein factors, and molecules that have immunosuppressive activity. In addition, solid tumors often consume the nutrients required for T cell metabolism and may lack some of the cellular signals that enable T cells to activate properly when they encounter a tumor cell. Our efforts have resulted in the development of a second technology platform called BOXR. BOXR T cells express a chimeric receptor, such as an ACTR or a CAR, that targets a T cell to tumor cells. An additional transgene, encoding a separate protein product, is effectively ‘bolted-on’ within the same T cell in order to improve its fitness or functionality.

As presented at the Society for Immunotherapy of Cancer Annual Meeting (SITC) in November 2018, we have evaluated dozens of bolt-on candidates using functional assays to simulate adverse conditions that define the solid tumor microenvironment. Through these studies we have identified specific bolt-ons that work with either ACTR T cells or CAR T cells, or both, to significantly improve their functionality. We see the BOXR technology as an important complement to the ACTR technology that further enhances the opportunity to develop innovative cell therapies in solid tumors.

We have a broad product pipeline that includes four clinical stage programs and one pre-clinical program:

•

ACTR707 and ACTR087, each used in combination with rituximab, are being tested in adult patients with r/r NHL in ongoing Phase I clinical trials called ATTCK-20-03 and ATTCK-20-2, respectively. We have selected ACTR707 as the lead product for potential further clinical development in r/r NHL.

•

We completed patient enrollment and dosing of ACTR707 in combination with rituximab in the first two dose levels of the ATTCK-20-03 trial and presented preliminary data from these dose levels at the 2018 ASH Meeting in December 2018. Expansion and persistence of ACTR T cells was observed in all patients evaluable for response, consistent with what has been observed in the ATTCK-20-2 trial. At the first dose level of this trial, six patients were treated with ACTR707 used in combination with rituximab and six patients were evaluable for response. Of the six evaluable patients, three complete responses were observed. Three of the six evaluable patients experienced disease progression. At the second dose level, three patients were treated with ACTR707 in combination with rituximab, and three patients were evaluable for response. Of these three evaluable patients, one complete response was observed, and two patients experienced disease progression. As of November 1, 2018, three of the four complete responses were ongoing. No serious adverse events commonly associated with T cell activation (i.e., CRS or neurologic events) were observed. There were no dose-limiting toxicities observed. We have subsequently completed enrollment of patients in the third dose level of this trial and initiated enrollment at the fourth dose level. In 2019, we expect to define an RP2D and to initiate a cohort expansion at the RP2D in the second half of 2019.

•

Two dose levels were explored in the dose escalation phase of the ATTCK-20-2 trial and data are summarized as of November 1, 2018. Expansion and persistence of ACTR T cells was observed in all patients in both tested dose levels for as long as monitoring continued. At the first dose level of this trial, with a dose of up to 0.5 x 106 ACTR T cells/kg (Dose Level One), eight patients were treated with ACTR087 used in combination with rituximab and six patients were evaluable for response. Of the six evaluable patients, two complete responses and one partial response were observed (with duration of responses of 661+ ongoing, 86, and 43 days, respectively). No adverse events commonly associated with T cell activation (CRS or neurologic events) of any grade were observed at the first dose level.

At the second dose level of this trial, with a dose of 1.5 x 106 ACTR T cells/kg (Dose Level Two), nine patients were treated with ACTR087 used in combination with rituximab (a tenth patient was treated at Dose Level One due to patient cell production limitations). Six of these patients were evaluable for response. Of the six patients evaluated for response, one patient demonstrated a complete response ongoing for 311+ days and two patients demonstrated partial responses (6, 45 days). In Dose Level Two, two patients experienced ACTR087-related severe CRS and one patient experienced ACTR087-related neurotoxicity, which was fatal. Of the two events of CRS, one patient subsequently experienced a fatal case of enterococcal sepsis considered related to ACTR087 and one patient subsequently experienced a fatal case of sepsis considered not related to ACTR087. After review of the observed safety events, we concluded that under this treatment regimen, Dose Level Two exceeds the maximum tolerated dose. In the second quarter of 2018, we began the cohort expansion phase of the trial using an optimized flat dose of ACTR087 that is between Dose Level One and Dose Level Two. We have completed enrollment in the cohort expansion phase of the trial and expect to report updated data from all patients enrolled in the ATTCK-20-2 trial at the end of 2019.

•

Our third clinical stage program, ACTR087 used in combination with SEA-BCMA, is the first program resulting from our strategic collaboration with Seattle Genetics. We are currently enrolling and dosing adult patients with r/r multiple myeloma in a Phase I multi-center trial, ATTCK-17-01. Preliminary data from the first three cohorts of this study were presented at the 2018 ASH Meeting. We are enrolling patients at the fourth dose level. We plan to continue enrolling patients in this dose escalation Phase I trial and to report additional data from this study in the second half of 2019.

•

Our fourth clinical stage program is ACTR707 used in combination with trastuzumab. We have an active IND to evaluate ACTR707 used in combination with trastuzumab as a potential treatment for advanced HER2+ solid tumor cancers. We have initiated a Phase I multi-center trial called ATTCK-34-01 to test this regimen in patients with HER2+ solid tumor cancers and we plan to report initial clinical data at the end of 2019.

•

Our pre-clinical program is BOXR1030. It targets GPC3, an oncofetal antigen expressed in a variety of tumors including certain liver and lung cancers. We have initiated formal pre-clinical development for BOXR1030, putting it on the path for future clinical development and plan to present additional information regarding BOXR1030 in the second half of 2019.

In the longer term, we aim to leverage our ACTR and BOXR platforms to develop a broad range of programs to address many different hematologic and solid tumor cancers.

Our Pipeline

The following table summarizes our product candidate pipeline:

Figure 1. Product Candidate Pipeline

We aim to continue to improve the functionality of the ACTR T cell product candidates in solid tumor cancers through (i) further expansion of the BOXR platform and (ii) introduction of new manufacturing process modifications.

We have obtained and retained worldwide commercial rights to the majority of our programs, including our lymphoma programs, ACTR087 and ACTR707, each used in combination with rituximab, and our first solid tumor programs, ACTR707 used in combination with trastuzumab. Our BOXR platform has been internally developed through our sole efforts and we intend to obtain and retain worldwide commercial rights for this platform. We intend to establish our own commercial organization in the United States where we believe we can address physicians with a direct specialty sales force. Our commercial strategy for markets outside the United States may include the use of strategic partners or the establishment of our own commercial infrastructure. We plan to further evaluate these alternatives as we approach potential approval of our programs.

In June 2015, we announced a global strategic collaboration with Seattle Genetics to identify, research, develop, and commercialize two novel antibody-coupled ACTR therapies incorporating Seattle Genetics’ proprietary antibodies. Under the terms of the collaboration, we will conduct preclinical research and clinical development activities through Phase I clinical trials and Seattle Genetics will provide all of the funding for those activities. We plan to work together to co-develop and fund product candidates after Phase I clinical trials unless either company opts-out from further development and commercial activities. Seattle Genetics has the option to opt-out from further development and commercialization activities for each of the two product candidates under the collaboration during two specified periods subsequent to Phase I clinical development. We and Seattle Genetics have an option to opt-out from further development and commercialization activities for each of the two product candidates under the collaboration during a specified period subsequent to Phase II clinical development. If neither party elects to opt-out of further development and commercialization activities, we will co-commercialize any successfully developed product candidates and share equally any profits and losses on any co-developed product candidates in the United States. Seattle Genetics retains exclusive commercial rights outside of the United States. The first product candidate under our collaboration is ACTR087 used in combination with Seattle Genetics’ SEA-BCMA antibody for r/r multiple myeloma.

Clinical development and commercialization of ACTR and BOXR products are supported by our efforts to optimize manufacturing from the initial collection of a patient’s white blood cells through the re-infusion of a formulated engineered T cell product (i.e., from “vein-to-vein”). To this end, we have developed a largely automated T cell manufacturing process with quality, scalability, cost, and consistency in mind. We plan to continuously enhance this process using a toolkit of individually optimized process components in order to be able to rapidly customize manufacturing to our specific needs, relying as much as possible upon non-proprietary equipment and processes. We are currently addressing clinical manufacturing needs for both viral vector and engineered T cells with contract manufacturing organizations (CMOs) to increase flexibility and mitigate risks. In the future, we plan to establish our own good manufacturing practices (GMP) manufacturing facility to increase our control of product quality, scheduling, and process knowledge. As our programs advance through clinical trials, we expect to secure commercial manufacturing capacity using one or more CMOs or by establishing our own commercial manufacturing GMP facility.

Intellectual property is an important component of our assets. We are working to establish strong patent protection and trade secrets to position us as a leader in the practice of the ACTR and BOXR technology. In December 2018, the United States Patent and Trademark Office issued US patent 10,144,770, entitled “Chimeric Receptors and Uses Thereof in Immune Therapy.” The ‘770 patent covers design and use of the ACTR technology. Unum has exclusive, worldwide rights to the ‘770 patent under the terms of its license agreement with the National University of Singapore and St. Jude Children’s Research Hospital. In addition to the ‘770 patent covering ACTR in the United States, previously granted patents protect the technology in Europe, Japan, and other important territories. Additional filed patent applications cover both the ACTR platform as well as specific product candidates. We are simultaneously seeking patent protection for the BOXR technology platform and have completed filings for several patent applications covering different aspects of the technology. In our efforts to both patent Unum inventions and license additional technologies, we have focused on trying to ensure our ability to operate freely within the complex patent landscape of cell therapy.

We believe that the quality of our people has a strong and positive impact on our ability to develop and capitalize on our ACTR platform. We have assembled a team of highly skilled and experienced employees, directors, scientific advisors, and consultants with broad capabilities in oncology drug discovery and development. In addition, our scientific founder and an inventor of our key patents relating to ACTR087, Dario Campana, M.D., Ph.D., is considered a world leader in cancer cell therapy. Dr. Campana continues to support our efforts as Chair of our Scientific Advisory Board.

Since our inception in March 2014, we have raised $77.3 million from sales of our preferred stock to our venture capital investors, major mutual funds, healthcare-dedicated funds, and others. In addition, through December 31, 2018, we had received $25.0 million in an upfront payment and $14.2 million in research and development funding from Seattle Genetics as part of the strategic collaboration. Collectively, these stakeholders share our commitment to bringing our product candidates to market and our vision of revolutionizing medicine through developing a broadly applicable cell-based platform.

On April 3, 2018, we completed our initial public offering (IPO) of our common stock and issued and sold 5,770,000 shares of our common stock at a public offering price of $12.00 per share, resulting in net proceeds of approximately $61.5 million, after deducting underwriting discounts and commissions and other offering costs. In addition, we completed a concurrent private placement of $5.0 million of shares of common stock at the public offering price of $12.00 per share, or 416,666 shares, with Seattle Genetics (the Concurrent Private Placement). On April 25, 2018, we issued and sold an additional 215,000 shares of our common stock at the IPO price of $12.00 per share pursuant to the underwriters’ partial exercise of their option to purchase additional shares of common stock, resulting in additional net proceeds of $2.4 million to us, after deducting underwriting discounts and commissions.

Our Strategy

Our goal is to transform cancer treatment through the application of our ACTR and BOXR platforms in a wide range of hematologic and solid tumor cancers. Key elements of our strategy include the following objectives:

•

Expedite clinical development, regulatory approval, and commercialization of our lead lymphoma programs used in combination with rituximab. We plan to leverage data from the ongoing Phase I clinical trials, ATTCK-20-03 and ATTCK-20-2, to advance clinical development of our lead program, ACTR707 used in combination with rituximab for the treatment of adult patients with r/r NHL. If we believe the Phase I data are compelling, we plan to discuss with the FDA the potential to move to a registration trial in adult patients with r/r NHL upon completion of the current Phase I clinical trial of the selected lead product candidate, ACTR707.

•

Leverage our universal ACTR platform to broaden our product portfolio rapidly and cost effectively. ACTR is an investigational engineered cell therapy that we believe can be used in combination with a wide range of tumor-targeting antibodies to pursue different antigens and cancer indications. ACTR does not need to be modified for use with different antibodies, and antibodies do not need to be modified for use with ACTR. This allows us to leverage our investment in ACTR and the investment by third parties in existing antibodies across different ACTR–antibody combinations, tumor types, and indications. The universality of the ACTR platform has enabled us to initiate clinical prosecution of four programs as of the end of 2018.

•

Expand our pipeline with increased focus on solid tumor product candidates. With a particular aim at creating an ACTR that addresses the specific challenges associated with attacking solid tumor cancers, we have developed a modified ACTR construct called ACTR707. We plan to use ACTR707 to rapidly progress ACTR product candidates targeting solid tumor cancers into clinical development, starting with ACTR707 used in combination with trastuzumab for HER2+ cancers. With the development of the BOXR platform, we believe we have the potential to enable a broad range of tumor-targeting T cells, including both ACTR and CAR T cells, for solid tumor applications. We plan to expand a pipeline of solid tumor programs based upon both the ACTR and BOXR platforms.

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Establish manufacturing capacity and leverage our process development capabilities to create a competitive advantage in T cell manufacturing. We designed a process using a closed automated system to support our clinical development plans and have devoted significant resources to optimizing process development. We currently engage CMOs to use our process for production of GMP material. In the future, we intend to establish our own GMP manufacturing facility.

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Establish commercialization and marketing capabilities to support current and future product candidates. We plan to establish a U.S.-focused specialty sales and marketing organization in advance of receipt of regulatory approval of our first product candidate. We intend to leverage the infrastructure developed for our first approved product to facilitate commercialization of any additional product candidates for which we gain approval. In addition, we will build upon physician familiarity and experience with the first approved ACTR and BOXR products to accelerate adoption of subsequent products.

Corporate History

We were incorporated under the laws of the State of Delaware in March 2014. On April 3, 2018, we completed our IPO of our common stock and issued and sold 5,770,000 shares of our common stock at a public offering price of $12.00 per share, resulting in net proceeds of approximately $61.5 million, after deducting underwriting discounts and commissions and other offering costs. In addition, we completed a concurrent private placement of $5.0 million of shares of common stock at the public offering price of $12.00 per share, or 416,666 shares, with Seattle Genetics (the Concurrent Private Placement). On April 25, 2018, we issued and sold an additional 215,000 shares of our common stock at the IPO price of $12.00 per share pursuant to the underwriters’ partial exercise of their option to purchase additional shares of common stock, resulting in additional net proceeds of $2.4 million to us, after deducting underwriting discounts and commissions.

Our principal executive office is located at 200 CambridgePark Drive, Suite 3100, Cambridge, Massachusetts 02140, and our telephone number is (617) 945-5576. Our website address is www.unumrx.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (JOBS Act). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (SEC). We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We have irrevocably elected to “opt out” of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, but are not limited to, research and development costs, including the conduct of one or more clinical trials and process development and manufacturing of our product candidates, potential strategic acquisitions of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. In addition, pursuant to our loan and security agreement with Pacific West Bank (PWB), we are prohibited from paying cash dividends without the prior written consent of PWB. Moreover, any future indebtedness that we may incur could preclude us from paying dividends. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase our common stock with the expectation of receiving cash dividends.

DILUTION

We will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated.

As of December 31, 2018, 30,057,970 shares of our common stock were outstanding and held by 7 stockholders of record. In addition, as of December 31, 2018, we had outstanding options to purchase 3,661,982 shares of our common stock under our 2018 Stock Option and Incentive Plan, at a weighted average exercise price of $5.92 per share, 2,086,091 of which were exercisable.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Registration Rights

The holders of 4,513,028 shares of our common stock are entitled to rights with respect to the registration of such securities as set forth below under the Securities Act. These rights are provided under the terms of an amended and restated investors’ rights agreement between us and certain holders our common stock. The amended and restated investors’ rights agreement includes demand registration rights, short-form registration rights, and piggyback registration rights. All fees, costs and expenses of underwritten registrations under these agreements will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The holders of two-thirds of the registrable securities, as such term is defined in the amended and restated investors’ rights agreement, have waived all applicable registration rights in connection with this offering.

Demand Registration Rights

Under the terms of the amended and restated investors’ rights agreement, we will be required, upon the written request of holders of at least 30% of these securities, to file a registration statement and use commercially reasonable efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the investor rights agreement.

Short-Form Registration Rights

Under the terms of the amended and restated investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of 15% in interest of these holders to sell registrable securities at an anticipated aggregate price of at least $5 million, we will be required to use commercially reasonable efforts to effect a registration of such shares. We are required to effect only two registrations in any 12-month period pursuant to this provision of the amended and restated investors’ rights agreement.

Piggyback Registration Rights

If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the amended and restated investors’ rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our amended and restated investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expenses of Registration

We are generally required to bear all registration and selling expenses incurred in connection with the demand, short-form and piggyback registration described above, other than underwriting discounts and selling commissions.

Expiration of Registration Rights

The demand registration rights and short form registration rights granted under the amended and restated investors’ rights agreement will terminate as to a given holder of registrable securities on the earliest to occur of (i) the fifth anniversary of the completion of our IPO, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration and (iii) the closing of a deemed liquidation event, as such term is defined in our certificate of incorporation.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of the Delaware General Corporation Law and of our amended and restated certificate of incorporation and amended and restated by-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;

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provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66.67% of the voting power of all of our then outstanding common stock;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

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provide that special meetings of our stockholders may be called only by the chairperson of the board, our chief executive officer, or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies); and

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provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against the us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences, and privileges thereto, would require the affirmative vote of the holders of at least 66.67% of the voting power of all of our then outstanding common stock.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “UMRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

DESCRIPTION OF DEBT SECURITIES

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other senior unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

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the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which such dates will be determined;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

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the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

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whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

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whether the amount of payments of principal of, and any premium or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

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whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

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any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

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whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

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whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

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the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

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if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

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the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

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any deletions from, modifications of or additions to our events of default or covenants with regard to such debt securities and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Our governing instruments do not define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

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exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as described under “Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (i) all taxes, assessments and governmental charges levied or imposed on us, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (i) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (ii) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (iii) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (i) and (ii) above, and (iv) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any of our additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series for five business days at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•

default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

(i)	having an aggregate principal amount of at least $30,000,000; or

(ii)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us, if we are directly responsible or liable as obligor or guarantor,

if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium or make-whole amount, or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium or make-whole amount on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (i) to change or eliminate restrictions on the payment of principal of, or premium or make-whole amount, or interest on, debt securities in bearer form, or (ii) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (i) we effect covenant defeasance with respect to any debt securities and (ii) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and at our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

Unless the accompanying prospectus supplement states otherwise, we will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Unless the accompanying prospectus supplement states otherwise, each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s requirement for additional financing to fund future operations as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We also maintain a website at www.unumrx.com.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and filed with the SEC on March 28, 2019;

•	our Current Reports on Form 8-K filed on January 3, 2019, January 7, 2019 (but excluding Item 7.01) and January 23, 2019; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on March 28, 2018, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Unum Therapeutics Inc.

200 CambridgePark Drive, Suite 3100

Cambridge, Massachusetts 02140

(617) 945-5576

Up to $25,000,000 of Shares of Common Stock

plus 726,382 Shares of Common Stock

Unum Therapeutics Inc.

PROSPECTUS SUPPLEMENT

March 20, 2020